POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that I, Gary Kapusta, do hereby make, constitute, designate and appoint Mary Jane Raymond, Walter R. Bashaw II,
Michelle L. Freehling and Heidi Zbel, and each of them severally (each, the
"Attorney") as the undersigned's special attorney with respect to II-VI
Incorporated (the "Company"), and authorize said Attorney to appear in the place and stead to do all or any of the following acts, deeds or things, that is to say:
1. To execute and file any and all documents required to be filed by the undersigned with respect to the Company with the Securities and Exchange
Commission (the "SEC"), including Forms ID, 3, 4, 5 and 144 and all amendments thereto;
2. To do and perform any and all acts which may be necessary or desirable to prepare, complete and execute such Forms ID, 3, 4, 5 and 144, complete and execute any amendment or amendments thereto, and timely deliver and file such forms, schedules or amendments with the SEC and any stock exchange or similar authority; and
3. To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney may approve in such Attorney's discretion.

The undersigned hereby grants to such Attorney full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney, or such Attorney's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing Attorney, in serving in such capacity at the request of the undersigned, is not assuming nor relieving any of the responsibilities of the undersigned to comply with Section 16 of the
Securities Exchange Act of 1934, as amended (Exchange Act).
The undersigned also acknowledges that the foregoing Attorney does not assume
(i) any liability for the responsibility of the undersigned to comply with the requirements of the Exchange Act, (ii) any liability for the failure by the undersigned to comply with such requirements, or (iii) any of the obligations or liabilities of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
This Power of Attorney shall be effective immediately upon execution and shall be revoked by the undersigned giving to such Attorney acting hereunder written notification of the revocation, which notice shall not be considered binding unless actually received.  Absent such revocation, this Power of Attorney shall remain in effect for so long as the undersigned is subject to the reporting requirements imposed by Section 16 of the Exchange Act.
The undersigned hereby declares that this Power of Attorney shall not be affected by my disability or incapacity and that as against me and all persons claiming under me, everything which my Attorney shall do or cause to be done shall be valid and effectual in favor of any person claiming a benefit thereunder, who, before the doing thereof, shall not have had notice of revocation of this instrument.
This Power of Attorney shall be governed by the laws of the Commonwealth of
Pennsylvania.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 2nd day of February, 2016.

WITNESS:                               GRANTOR:
/s/  David G. Wagner      /s/  Gary A. Kapusta
        Gary A. Kapusta